Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 151 to the Registration Statement on Form N-1A of Fidelity Investment Trust: Fidelity Canada Fund, Fidelity China Region Fund, Fidelity Emerging Asia Fund, Fidelity Emerging Markets Fund, Fidelity Europe Fund, Fidelity Japan Fund, Fidelity Japan Smaller Companies Fund, Fidelity Latin America Fund, Fidelity Nordic Fund, and Fidelity Pacific Basin Fund and Fidelity Overseas Fund of our reports dated December 16, 2016; Fidelity International Discovery Fund of our report dated December 13, 2016; Fidelity Global Commodity Stock Fund of our report dated December 15, 2016; Fidelity International Growth Fund of our report dated December 14, 2106; and Fidelity Series International Growth Fund of our report dated December 20, 2016; Fidelity Emerging Markets Discovery Fund and Fidelity Total Emerging Markets Fund of our report dated December 19, 2016 relating to the financial statements and financial highlights included in the October 31, 2016 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP Boston, Massachusetts December 22, 2016